UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2012 (August 8, 2012)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On August 13, 2012, the company announced that its subsidiary, Kaman Industrial Technologies Corporation (“KIT”), entered into an asset purchase agreement on August 8, 2012 with Zeller Corporation, a New York corporation (“Zeller”), its shareholders and affiliated entities.  Pursuant to such asset purchase agreement, KIT will acquire the operating assets and certain liabilities of Zeller and its affiliate entities. Zeller is a value added distributor of electrical and automation components and solutions, including motion control, programmable logic controller based automation, machine vision, electrical controls and power distribution products with expected 2012 sales of approximately $80 million for the full year.

The closing of the transaction, which is targeted in the third quarter of 2012, is subject to the satisfaction of customary closing conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  A copy of the press release announcing the transaction is furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release of the Company dated August 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ William C. Denninger
William C. Denninger
Executive Vice President and
Chief Financial Officer

Date: August 13, 2012

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description
Exhibit 99.1	Press release dated August 13, 2012.	Attached